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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Board of Directors of Household International, Inc.:

     We consent to the incorporation of our report dated March 24, 2003, included in this Annual Report on Form 10-K of Household International, Inc. as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002, into the Company's previously filed Registration Statements No. 2-86383, No. 33-21343, No. 33-45454, No. 33-45455, No. 33-52211,
No. 33-58727, No. 333-00397, No. 33-44066, No. 333-03673, No. 333-39639, No.
333-58287, No. 333-58289, No. 333-58291, No. 333-47073, No. 333-36589, No.
333-30600, No. 333-50000, No. 333-70794, No. 333-71198, No. 333-83474 and
333-99107 on Form S-8 and Registration Statements No. 333-70744, No. 333-60510, No. 333-65679, and No. 333-01025 on Form S-3.

                                          /s/ KPMG LLP
                                          --------------------------------------
                                          KPMG LLP

Chicago, Illinois
March 24, 2003